Exhibit 23.10
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement of Sunrise Senior Living, Inc., as listed below, of our report dated November 10, 2008, with respect to the consolidated statements of operations, changes in members’ capital and cash flows of Sunrise IV Senior Living Holdings, LLC for the year ended December 31, 2006, included in the Annual Report (Form 10-K/A) of Sunrise Senior Living, Inc. for the year ended December 31, 2008.

Registration Statement No.	Form	Description

333	Form S-8	2008 Omnibus Incentive Plan

/s/ Reznick Group, P.C.

Atlanta, Georgia
July 24, 2009